Exhibit 12.1

COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT
(In thousands except ratios)
Excluding Interest on Deposits	Nine Months Ended September 30,		Year Ended December 31,
without Goodwill adjustment	2009	2008	2008	2007		2006		2005		2004

						Restated		Restated		Restated
Income (loss) before income taxes	$(54,999)	$(51,605)	$(135,078)	$54,813		$47,599		$16,876		$27,925

Fixed charges
Interest on:
Federal Home Bank advances	2,025	4,310	5,407	4,168		14,354		21,906		20,336
Other borrowings	1,553	1,874	2,271	3,214		3,744		1,765		1,051
Junior subordinated debentures	3,700	5,399	7,353	8,888		8,029		5,453		3,461

Preferred stock dividend requirement	7,266	-	1,077	-		-		-		-

Total fixed charges and preferred stock dividend requirement	14,544	11,583	16,108	16,270		26,127		29,124		24,848

Earnings (for ratio calculation)	$(40,455)	$(40,022)	$(118,970)	$71,083		$73,726		$46,000		$52,773

Ratio of earnings to fixed charges	------ (1)	------ (2)	------ (3)	4.37	x	2.82	x	1.58	x	2.12	x
________________________
The earnings coverage for some of these periods were inadequate to cover total fixed charges. The coverage deficiencies were:
(1)	for the nine months ended September 30, 2009: $40.5 million
(2)	for the nine months ended September 30, 2008: $40.0 million
(3)	for the year ended December 31, 2008: $119.0 million

COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT
(In thousands except ratios)
Including Interest on Deposits without Goodwill adjustment	Nine Months Ended September 30,					Year Ended December 31,
	2009		2008		2008	2007		2006		2005		2004

Income before income taxes	$(54,999)		$(51,605)		(135,078)	$54,813		$47,599		$16,876		$27,925

Fixed charges
Interest on :
Deposits	65,548		84,446		110,314	129,420		89,987		52,253		35,067
Federal Home Bank advances	2,025		4,310		5,407	4,168		14,354		21,906		20,336
Other borrowings	1,553		1,874		2,271	3,214		3,744		1,765		1,051
Junior subordinated debentures	3,700		5,399		7,353	8,888		8,029		5,453		3,461

Preferred stock dividend requirement	7,266		-		1,077	-		-		-		-

Total fixed charges and preferred stock dividend requirement	80,092		96,029		126,422	145,690		116,114		81,377		59,915

Earnings (for ratio calculation)	$25,093		$44,424		(8,656)	$200,503		$163,713		$98,253		$87,840

Ratio of earnings to fixed charges	0.31	x	0.46	x	------ (4)	1.38	x	1.41	x	1.21	x	1.47	x

The earnings coverage for some of these periods were inadequate to cover total fixed charges. The coverage deficiencies were:
(4)	for the year ended December 31, 2008: $8.7 million

	COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
	(In thousands except ratios)
Excluding Interest on Deposits with Goodwill adjustment	Nine Months Ended September 30,					Year Ended December 31,
	2009	2008		2008		2007		2006		2005		2004

								Restated		Restated		Restated
Income(loss) before income taxes	$(54,999)	$(51,605)		$(135,078)		$54,813		$47,599		$16,876		$27,925
less: Goodwill impairment	-	50,000		121,121		-		-		-		-
Adjusted income(loss) before taxes	(54,999)	(1,605)		(13,957)		54,813		47,599		16,876		27,925

Fixed charges
Interest on :
Federal Home Bank advances	2,025	4,310		5,407		4,168		14,354		21,906		20,336
Other borrowings	1,553	1,874		2,271		3,214		3,744		1,765		1,051
Junior subordinated debentures	3,700	5,399		7,353		8,888		8,029		5,453		3,461

Preferred stock dividend requirement	7,266	-		1,077		-		-		-		-

Total fixed charges and preferred stock dividend requirement	14,544	11,583		16,108		16,270		26,127		29,124		24,848

Earnings (for ratio calculation)	$(40,455)	$9,978		$2,151		$71,083		$73,726		$46,000		$52,773

Ratio of earnings to fixed charges	------ (1)	0.86	x	0.13	x	4.37	x	2.82	x	1.58	x	2.12	x

(1)	The earnings coverage for some of these periods were inadequate to cover total fixed charges. The coverage deficiencies were:
for the nine months ended September 30, 2009: $40.5 million

COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENT
(In thousands except ratios)
Including Interest on Deposits	Nine Months Ended September 30,						Year Ended December 31,
with Goodwill adjustment	2009		2008		2008		2007		2006		2005		2004

Income before income taxes	$(54,999)		$(51,605)		(135,078)		$54,813		$47,599		$16,876		$27,925
less: Goodwill impairment	-		50,000		121,121		-		-		-		-
Adjusted income(loss) before taxes	(54,999)		(1,605)		(13,957)		54,813		47,599		16,876		27,925

Fixed charges
Interest on :
Deposits	65,548		84,446		110,314		129,420		89,987		52,253		35,067
Federal Home Bank advances	2,025		4,310		5,407		4,168		14,354		21,906		20,336
Other borrowings	1,553		1,874		2,271		3,214		3,744		1,765		1,051
Junior subordinated debentures	3,700		5,399		7,353		8,888		8,029		5,453		3,461

Preferred stock dividend requirement	7,266		-		1,077		-		-		-		-

Total fixed charges and preferred stock dividend requirement	80,092		96,029		126,422		145,690		116,114		81,377		59,915

Earnings (for ratio calculation)	$25,093		$94,424		112,465		$200,503		$163,713		$98,253		$87,840

Ratio of earnings to fixed charges	0.31	x	0.98	x	0.89	x	1.38	x	1.41	x	1.21	x	1.47	x